Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  July 26, 2023

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and six-month periods ended June 30, 2023.

Unaudited Financial Information

Net income for the quarter ended June 30, 2023 was $5.4 million, or $0.94 diluted earnings per share, compared to $7.7 million, or $1.35 diluted earnings per share, for the quarter ended June 30, 2022.  The $2.3 million decline in net income resulted primarily from the $2.7 million decline in net interest income, led primarily from higher interest expense, and $0.6 million higher non-interest expenses, partially offset by $0.8 million lower provision for income taxes and $0.3 million more non-interest income.

“Despite the challenging operating environment, the bank produced strong loan growth, grew non-interest income, maintained excellent asset quality, and controlled expenses. While the rising costs of deposits and borrowed funds resulted in decreased earnings this quarter, our continued focus on a well-executed strategic plan sets the stage for future growth,” stated Daniel J. Santaniello, President and Chief Executive Officer.

For the six months ended June 30, 2023, net income was $12.4 million, or $2.18 diluted earnings per share, compared to $15.2 million, or $2.67 diluted earnings per share, for the six months ended June 30, 2022.  The $2.8 million, or 18% decline in net income stemmed from the $2.9 million reduction in net interest income and $0.8 million higher non-interest expenses partially offset by $0.7 million lower provision for income taxes and $0.2 million higher non-interest income.

Consolidated Second Quarter Operating Results Overview

Net interest income was $15.4 million for the second quarter of 2023, a 15% decrease over the $18.1 million earned for the second quarter of 2022.  The $2.7 million decline in net interest income resulted primarily from the increase of $6.6 million in interest expense primarily due to a 146 basis point increase in the rates paid on interest-bearing deposits which resulted in $5.7 million in additional interest expense. The Company also required $64.4 million more in average short-term borrowings during the second quarter of 2023 which contributed $0.8 million in additional interest expense compared to the second quarter of 2022. Partially offsetting the higher interest expense, interest income grew $3.9 million primarily due to a $47.4 million increase in the average balance of interest-earning assets and a 62 basis point increase in fully-taxable equivalent ("FTE") yields on these earning assets.  The loan portfolio had the biggest impact, producing a $4.3 million increase in FTE interest income from $142.9 million in higher average balances and an increase of 69 basis points in FTE yields earned on loans.  FTE interest income in the commercial portfolio increased $2.2 million during the second quarter of 2023 versus the second quarter of 2022, despite the recognition of $0.5 million less Small Business Administration ("SBA") fees attributable to Paycheck Protection Program ("PPP") loans over the comparative period.

The overall cost of interest-bearing liabilities was 1.84% for the second quarter of 2023, an increase of 161 basis points from the 0.23% paid for the second quarter of 2022.  The cost of funds increased 120 basis points to 1.37% for the second quarter of 2023 from 0.17% for the second quarter of 2022.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.28% for the second quarter of 2023, down 99 basis points from the 3.27% recorded for the second quarter of 2022.  FTE net interest margin decreased by 52 basis points to 2.82% for the three months ended June 30, 2023 from 3.34% for the same 2022 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.7 million partially offset by the credit for credit losses on unfunded loan commitments of $0.1 million for the second quarter of 2023.  For the three months ended June 30, 2023, the decrease in the allowance for credit losses on unfunded commitments was due to a reduction in unfunded commitments during the quarter. For the three months ended June 30, 2023, the increase in the allowance for credit losses on loans was due to growth and change in composition of the loan portfolio.

Total non-interest income increased $0.3 million, or 7%, to $4.5 million for the second quarter of 2023 compared to $4.2 million for the second quarter of 2022.   The increase in non-interest income was primarily attributable to $0.3 million in fee income from commercial loans. There was also $0.2 million in additional fee income on deposits, $0.1 million higher trust income and a $0.1 million recovery recorded from an acquired charged-off loan during the second quarter of 2023.  Partially offsetting these increases was $0.2 million less in gains on the sale of loans due to lower mortgage production. The Company also had $0.2 million in losses on the write-down of premises and equipment during the second quarter of 2023 from a branch closure with the property moved to held-for-sale.

Non-interest expenses increased $0.6 million, or 5%, for the second quarter of 2023 to $13.4 million from $12.8 million for the same quarter of 2022. Premises and equipment expenses increased by $0.4 million quarter-over-quarter from additional equipment and software subscription related expenses. Professional service expenses increased $0.3 million from higher professional and legal fees. There was also an increase of $0.3 million in FDIC insurance premium expense and an increase of $0.2 million in fraud losses experienced during the second quarter of 2023. These increases were partially offset by decreases of $0.5 million in salaries and employee benefit expenses and $0.1 million in PA shares tax expense.

The provision for income taxes decreased $0.8 million during the second quarter of 2023 due to an increase in tax credits from leasing plug-in hybrid electric vehicles as well as the lower level of operating income compared to the second quarter of 2022.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $32.5 million for the six months ended June 30, 2023 compared to $35.4 million for the six months ended June 30, 2022.  The $2.9 million, or 8%, reduction was the result of interest expense growing faster than interest income.  On the asset side, the loan portfolio caused interest income growth by producing $8.4 million more interest income from an increase of 71 basis points in FTE loan yields on $142.6 million in higher average balances.  Interest income in the commercial portfolio increased $4.5 million during the six months ended June 30, 2023 compared to the same 2022 period, despite recognition of $1.7 million less SBA fees attributable to PPP loans over the same time periods.  Interest income from investments decreased $0.5 million from the $64.3 million lower average balance in the portfolio. On the funding side, interest expense increased by $11.0 million primarily due to a higher rate paid on interest-bearing deposits. The Company also required $56.7 million more in average short-term borrowings which added $1.4 million in interest expense. FTE net interest spread was 2.50% for the first half of 2023, or 69 basis points lower than the 3.19% recorded for the first half of 2022.  Over the same time period, the Company’s FTE net interest margin decreased by 29 basis points to 2.97% from 3.26%.

The provision for credit losses on loans was $0.9 million and the provision for credit losses on unfunded loan commitments was $0.2 million for the first six months of 2023.  During the first quarter of 2023, the Company adopted Accounting Standard Update 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (CECL). Upon adoption on January 1, 2023, the Company recorded an increase of $0.7 million in the allowance for credit losses on loans and an increase of $1.1 million in the allowance for credit losses on unfunded loan commitments. Results for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. For the six months ended June 30, 2023, the increase in the allowance for credit losses on unfunded commitments was due to six large unfunded commercial loan commitments originated during the year. For the six months ended June 30, 2023, the increase in the allowance for credit losses on loans was due to growth in the loan portfolio.

Total non-interest income for the six months ended June 30, 2023 was $9.0 million, an increase of $0.2 million, or 2%, from $8.8 million for the six months ended June 30, 2022.  The increase in other income was primarily due to $0.3 million in recoveries from acquired charged-off loans, $0.3 million more service charges on deposits, $0.2 million higher commercial fees, $0.2 million in additional trust fiduciary fees and $0.1 million more debit card interchange fees. Partially offsetting these increases were decreases as follows: $0.8 million lower gains on loan sales and $0.2 million less service charges on loans due primarily to a decline in residential mortgage activity.

Non-interest expenses increased to $26.3 million for the six months ended June 30, 2023, an increase of $0.8 million, or 3%, from $25.5 million for the six months ended June 30, 2022.  The largest drivers of this increase were a $0.6 million increase in premises and equipment expenses, $0.5 million more in professional services, $0.3 million in additional fraud losses, and a $0.2 million increase in FDIC assessment expenses.  These increases were partially offset by $0.7 million less salaries and employee benefit expenses and $0.3 million lower PA shares tax expense.

The provision for income taxes decreased $0.7 million during first half of 2023 compared to the same 2022 period due to an increase in tax credits and the lower income before taxes.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets grew to $2.4 billion as of June 30, 2023, an increase of $63 million from December 31, 2022.  Growth in the loan portfolio of $64 million and $41 million of cash and cash equivalents was offset by a reduction of the investment portfolio by $39 million. The decline in the investment portfolio was primarily due to sales of $31 million in securities partially offset by a $6 million improvement in market value of available-for-sale securities. During the first six months of 2023, the market value of held-to-maturity securities also improved by $4 million, with $31 million in unrealized losses at June 30, 2023. During the same time period, total liabilities increased $48 million, or 2%.  Growth of $63 million in short-term borrowings replaced deposit declines of $15 million with the remaining balance used to fund loan growth with the excess increasing cash balances. Transactional deposit balances are down primarily from customers' investing part of their funds in higher yields and increased consumer spending. The reduction was partially mitigated through the promotional CD offerings during the first half of 2023. As of June 30, 2023, the ratio of insured and collateralized deposits to total deposits was approximately 77%.

Shareholders’ equity increased $14.8 million, or 9%, to $177.7 million at June 30, 2023 from $162.9 million at December 31, 2022.   The increase was caused by a $5.9 million, after tax, improvement in accumulated other comprehensive income from lower net unrealized losses recorded on available-for-sale investment securities. At June 30, 2023, there were no securities identified with credit-related, other-than-temporary impairment losses.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. Retained earnings also improved from net income of $12.4 million, partially offset by $4.1 million in cash dividends paid to shareholders. An additional $2.0 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense.   Partially offsetting these increases, a cumulative-effect adjustment was made for adoption of ASU 2016-13 during the first quarter of 2023 which reduced retained earnings by $1.3 million.  The Company remains well capitalized with Tier 1 capital at 9.08% of total average assets as of June 30, 2023.  Total risk-based capital was 14.71% of risk-weighted assets and Tier 1 risk-based capital was 13.52% of risk-weighted assets as of June 30, 2023.  Tangible book value per share was $27.59 at June 30, 2023 compared to $25.18 at December 31, 2022.  Tangible common equity was 6.48% of total assets at June 30, 2023 compared to 6.01% at December 31, 2022.

Asset Quality

Total non-performing assets were $3.5 million, or 0.15% of total assets, at June 30, 2023, compared to $2.7 million, or 0.12% of total assets, at December 31, 2022. Based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets at June 30, 2023 and December 31, 2022 above to adhere to this standard and provide better comparability. Past due and non-accrual loans to total loans were 0.29% at June 30, 2023 compared to 0.28% at December 31, 2022.  Net charge-offs to average total loans were 0.05% at June 30, 2023 compared to 0.04% at December 31, 2022.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 20 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties, along with a limited production commercial office in Luzerne County and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and an array of personal and business banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 4,100 hours of volunteer time and over $1.6 million in donations to non-profit organizations directly within the markets served throughout 2022. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2023 and 2022.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism;
■	disruption of credit and equity markets; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$69,632	$29,091
Investment securities	604,264	643,606
Restricted investments in bank stock	3,728	5,268
Loans and leases	1,631,472	1,565,811
Allowance for credit losses on loans	(18,350)	(17,149)
Premises and equipment, net	31,329	31,307
Life insurance cash surrender value	53,892	54,035
Goodwill and core deposit intangible	20,981	21,168
Other assets	44,284	45,235

Total assets	$2,441,232	$2,378,372

Liabilities
Non-interest-bearing deposits	$582,473	$602,608
Interest-bearing deposits	1,569,519	1,564,305
Total deposits	2,151,992	2,166,913
Short-term borrowings	76,111	12,940
Secured borrowings	7,498	7,619
Other liabilities	27,887	27,950
Total liabilities	2,263,488	2,215,422

Shareholders' equity	177,744	162,950

Total liabilities and shareholders' equity	$2,441,232	$2,378,372

Average Year-To-Date Balances:	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$33,180	$81,532
Investment securities	616,516	684,588
Restricted investments in bank stock	4,622	3,565
Loans and leases	1,617,626	1,500,796
Allowance for credit losses on loans	(18,338)	(16,612)
Premises and equipment, net	31,735	30,640
Life insurance cash surrender value	53,888	53,443
Goodwill and core deposit intangible	21,069	21,359
Other assets	43,157	40,265

Total assets	$2,403,455	$2,399,576

Liabilities
Non-interest-bearing deposits	$577,045	$594,541
Interest-bearing deposits	1,560,318	1,593,805
Total deposits	2,137,363	2,188,346
Short-term borrowings	56,791	1,031
Secured borrowings	7,538	8,886
Other liabilities	29,565	28,434
Total liabilities	2,231,257	2,226,697

Shareholders' equity	172,198	172,879

Total liabilities and shareholders' equity	$2,403,455	$2,399,576

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Jun. 30, 2023	Jun. 30, 2022
Interest income
Loans and leases	$19,703	$15,500	$38,721	$30,275
Securities and other	3,276	3,565	6,596	6,969

Total interest income	22,979	19,065	45,317	37,244

Interest expense
Deposits	(6,607)	(950)	(11,225)	(1,772)
Borrowings and debt	(890)	30	(1,585)	(35)

Total interest expense	(7,497)	(920)	(12,810)	(1,807)

Net interest income	15,482	18,145	32,507	35,437

Provision for credit losses on loans	(675)	(525)	(855)	(1,050)
(Provision) credit for credit losses on unfunded loan commitments	50	7	(175)	18
Non-interest income	4,535	4,256	9,023	8,810
Non-interest expense	(13,425)	(12,807)	(26,281)	(25,472)

Income before income taxes	5,967	9,076	14,219	17,743

Provision for income taxes	(605)	(1,412)	(1,817)	(2,556)
Net income	$5,362	$7,664	$12,402	$15,187

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Interest income
Loans and leases	$19,703	$19,018	$17,425	$16,320	$15,500
Securities and other	3,276	3,320	3,869	3,815	3,565

Total interest income	22,979	22,338	21,294	20,135	19,065

Interest expense
Deposits	(6,607)	(4,618)	(2,822)	(1,550)	(950)
Borrowings and debt	(890)	(695)	(145)	(75)	30

Total interest expense	(7,497)	(5,313)	(2,967)	(1,625)	(920)

Net interest income	15,482	17,025	18,327	18,510	18,145

Provision for credit losses on loans	(675)	(180)	(525)	(525)	(525)
(Provision) credit for credit losses on unfunded loan commitments	50	(225)	(11)	6	7
Non-interest income	4,535	4,489	3,920	3,911	4,256
Non-interest expense	(13,425)	(12,857)	(12,854)	(13,034)	(12,807)

Income before income taxes	5,967	8,252	8,857	8,868	9,076

Provision for income taxes	(605)	(1,212)	(1,711)	(1,179)	(1,412)
Net income	$5,362	$7,040	$7,146	$7,689	$7,664

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Assets
Cash and cash equivalents	$69,632	$63,038	$29,091	$134,042	$109,125
Investment securities	604,264	614,526	643,606	635,787	674,833
Restricted investments in bank stock	3,728	5,968	5,268	3,639	3,622
Loans and leases	1,631,472	1,627,155	1,565,811	1,524,328	1,494,316
Allowance for credit losses on loans	(18,350)	(17,910)	(17,149)	(16,779)	(16,590)
Premises and equipment, net	31,329	31,408	31,307	30,971	30,855
Life insurance cash surrender value	53,892	53,567	54,035	53,711	53,383
Goodwill and core deposit intangible	20,981	21,071	21,168	21,264	21,360
Other assets	44,284	44,198	45,235	48,805	44,036

Total assets	$2,441,232	$2,443,021	$2,378,372	$2,435,768	$2,414,940

Liabilities
Non-interest-bearing deposits	$582,473	$591,055	$602,608	$616,844	$610,987
Interest-bearing deposits	1,569,519	1,552,036	1,564,305	1,636,389	1,606,637
Total deposits	2,151,992	2,143,091	2,166,913	2,253,233	2,217,624
Short-term borrowings	76,111	88,989	12,940	10	10
Secured borrowings	7,498	7,560	7,619	7,688	7,736
Other liabilities	27,887	27,494	27,950	28,350	26,951
Total liabilities	2,263,488	2,267,134	2,215,422	2,289,281	2,252,321

Shareholders' equity	177,744	175,887	162,950	146,487	162,619

Total liabilities and shareholders' equity	$2,441,232	$2,443,021	$2,378,372	$2,435,768	$2,414,940

Average Quarterly Balances:	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Assets
Cash and cash equivalents	$37,125	$29,192	$73,023	$88,863	$69,086
Investment securities	610,009	623,097	637,825	672,595	693,121
Restricted investments in bank stock	3,834	5,418	3,840	3,645	3,538
Loans and leases	1,625,509	1,609,655	1,540,999	1,511,268	1,482,629
Allowance for credit losses on loans	(18,296)	(18,380)	(17,113)	(16,911)	(16,441)
Premises and equipment, net	31,989	31,477	31,190	30,956	31,091
Life insurance cash surrender value	53,782	53,995	53,925	53,599	53,277
Goodwill and core deposit intangible	21,018	21,120	21,210	21,308	21,405
Other assets	42,630	43,690	47,715	42,564	40,878

Total assets	$2,407,600	$2,399,264	$2,392,614	$2,407,887	$2,378,584

Liabilities
Non-interest-bearing deposits	$568,202	$585,987	$609,262	$589,227	$593,121
Interest-bearing deposits	1,561,412	1,559,212	1,589,129	1,614,573	1,579,150
Total deposits	2,129,614	2,145,199	2,198,391	2,203,800	2,172,271
Short-term borrowings	64,558	48,937	3,875	10	206
Secured borrowings	7,529	7,548	7,654	7,707	9,644
Other liabilities	29,479	29,651	30,489	29,031	27,164
Total liabilities	2,231,180	2,231,335	2,240,409	2,240,548	2,209,285

Shareholders' equity	176,420	167,929	152,205	167,339	169,299

Total liabilities and shareholders' equity	$2,407,600	$2,399,264	$2,392,614	$2,407,887	$2,378,584

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Selected returns and financial ratios
Basic earnings per share	$0.95	$1.25	$1.27	$1.36	$1.35
Diluted earnings per share	$0.94	$1.24	$1.26	$1.36	$1.35
Dividends per share	$0.36	$0.36	$0.36	$0.33	$0.33
Yield on interest-earning assets (FTE)*	4.12%	4.06%	3.78%	3.60%	3.50%
Cost of interest-bearing liabilities	1.84%	1.33%	0.74%	0.40%	0.23%
Cost of funds	1.37%	0.98%	0.53%	0.29%	0.17%
Net interest spread (FTE)*	2.28%	2.73%	3.04%	3.20%	3.27%
Net interest margin (FTE)*	2.82%	3.13%	3.27%	3.32%	3.34%
Return on average assets	0.89%	1.19%	1.18%	1.27%	1.29%
Pre-provision net revenue to average assets*	1.10%	1.46%	1.56%	1.55%	1.62%
Return on average equity	12.19%	17.00%	18.63%	18.23%	18.16%
Return on average tangible equity*	13.84%	19.45%	21.64%	20.89%	20.79%
Efficiency ratio (FTE)*	64.72%	57.72%	56.02%	56.40%	55.49%
Expense ratio	1.48%	1.41%	1.48%	1.51%	1.44%

	Six months ended
	Jun. 30, 2023	Jun. 30, 2022
Basic earnings per share	$2.19	$2.68
Diluted earnings per share	$2.18	$2.67
Dividends per share	$0.72	$0.66
Yield on interest-earning assets (FTE)*	4.09%	3.42%
Cost of interest-bearing liabilities	1.59%	0.23%
Cost of funds	1.17%	0.17%
Net interest spread (FTE)*	2.50%	3.19%
Net interest margin (FTE)*	2.97%	3.26%
Return on average assets	1.04%	1.28%
Pre-provision net revenue to average assets*	1.28%	1.58%
Return on average equity	14.52%	16.45%
Return on average tangible equity*	16.55%	18.59%
Efficiency ratio (FTE)*	61.10%	55.86%
Expense ratio	1.45%	1.40%

Other financial data	At period end:
(dollars in thousands except per share data)	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Assets under management	$840,068	$809,897	$736,401	$678,431	$619,420
Book value per share	$31.29	$31.05	$28.94	$26.02	$28.77
Tangible book value per share*	$27.59	$27.33	$25.18	$22.24	$24.99
Equity to assets	7.28%	7.20%	6.85%	6.01%	6.73%
Tangible common equity ratio*	6.48%	6.39%	6.01%	5.19%	5.90%
Allowance for credit losses on loans to:
Total loans	1.13%	1.10%	1.10%	1.10%	1.11%
Non-accrual loans	5.25x	5.36x	6.77x	5.23x	5.17x
Non-accrual loans to total loans	0.21%	0.21%	0.16%	0.20%	0.21%
Non-performing assets to total assets**	0.15%	0.14%	0.17%	0.19%	0.20%
Net charge-offs to average total loans	0.05%	0.04%	0.04%	0.04%	0.01%

Capital Adequacy Ratios
Total risk-based capital ratio	14.71%	14.59%	14.35%	14.34%	14.30%
Common equity tier 1 risk-based capital ratio	13.52%	13.42%	13.27%	13.27%	13.21%
Tier 1 risk-based capital ratio	13.52%	13.42%	13.27%	13.27%	13.21%
Leverage ratio	9.08%	8.92%	8.69%	8.51%	8.43%

* Non-GAAP Financial Measures - see reconciliations below

**Note that based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets for the current reporting period to adhere to this standard. Prior periods included accruing TDRs in non-performing assets.

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$22,979	$22,338	$21,294	$20,135	$19,065
Adjustment to FTE	725	760	700	687	682
Interest income adjusted to FTE (non-GAAP)	23,704	23,098	21,994	20,822	19,747
Interest expense (GAAP)	7,497	5,313	2,967	1,625	920
Net interest income adjusted to FTE (non-GAAP)	$16,207	17,785	19,027	19,197	18,827

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$13,425	$12,857	$12,854	$13,034	$12,807

Net interest income (GAAP)	15,482	17,025	18,327	18,510	18,145
Plus: taxable equivalent adjustment	725	760	700	687	682
Non-interest income (GAAP)	4,535	4,489	3,920	3,911	4,256
Net interest income (FTE) plus non-interest income (non-GAAP)	$20,742	$22,274	$22,947	$23,108	$23,083
Efficiency ratio (non-GAAP)	64.72%	57.72%	56.02%	56.40%	55.49%

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,441,232	$2,443,021	$2,378,372	$2,435,768	$2,414,940
Less: Intangible assets, primarily goodwill	(20,981)	(21,071)	(21,167)	(21,264)	(21,360)
Tangible assets	2,420,251	2,421,950	2,357,205	2,414,504	2,393,580
Total shareholders' equity (GAAP)	177,744	175,887	162,950	146,487	162,619
Less: Intangible assets, primarily goodwill	(20,981)	(21,071)	(21,167)	(21,264)	(21,360)
Tangible common equity	156,763	154,816	141,783	125,223	141,259

Common shares outstanding, end of period	5,681,260	5,665,255	5,630,794	5,630,332	5,651,777
Tangible Common Book Value per Share	$27.59	$27.33	$25.18	$22.24	$24.99
Tangible Common Equity Ratio	6.48%	6.39%	6.01%	5.19%	5.90%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$5,967	$8,252	$8,857	$8,868	$9,076
Plus: Provision for credit losses	625	405	536	519	517
Total pre-provision net revenue (non-GAAP)	6,592	8,657	9,393	9,387	9,593
Total (annualized) (non-GAAP)	$26,440	$35,110	$37,267	$37,240	$38,476

Average assets	$2,407,600	$2,399,264	$2,392,614	$2,407,887	$2,378,584
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.10%	1.46%	1.56%	1.55%	1.62%

Reconciliations of Non-GAAP Measures to GAAP	Six months ended
(dollars in thousands)	Jun. 30, 2023	Jun. 30, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$45,317	$37,244
Adjustment to FTE	1,485	1,350
Interest income adjusted to FTE (non-GAAP)	46,802	38,594
Interest expense (GAAP)	12,810	1,807
Net interest income adjusted to FTE (non-GAAP)	$33,992	36,787

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$26,281	$25,472

Net interest income (GAAP)	32,507	35,437
Plus: taxable equivalent adjustment	1,485	1,350
Non-interest income (GAAP)	9,023	8,810
Net interest income (FTE) plus non-interest income (non-GAAP)	$43,015	$45,597
Efficiency ratio (non-GAAP)	61.10%	55.86%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$14,219	$17,743
Plus: Provision for credit losses	1,030	1,032
Total pre-provision net revenue (non-GAAP)	15,249	18,775
Total (annualized) (non-GAAP)	$30,751	$37,861

Average assets	$2,403,455	$2,398,890
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.28%	1.58%